DISTRIBUTION AGREEMENT

March 2, 2020

BNY Mellon Securities Corporation

240 Greenwich Street

New York, New York  10286

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, each investment company identified on Exhibit A hereto, as such Exhibit may be amended from time to time, has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each series of each investment company set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, the “Fund”).  For purposes of this agreement the term “Shares” shall mean the authorized shares of the Fund.  The Fund intends to create and redeem Shares on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the registration statement filed from time to time by the Fund with the Securities and Exchange Commission (the “Commission”) and effective under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Registration Statement,” which constitutes the Prospectus and Statement of Additional Information).  Terms not otherwise defined herein this agreement have the definitions as found in the Fund’s Registration Statement.

1.              Services as Distributor

1.1           You will act as agent for the distribution of Creation Unit aggregations of Shares covered by, and in accordance with, the Registration Statement then in effect under the 1933 Act, and will transmit promptly any orders received by you for purchase or redemption of Creation Unit aggregations of Shares from an Authorized Participant, which has entered into a Participant Agreement for book-entry of The Depository Trust Company and the NSCC, to the Transfer Agent for the Fund, of which the Fund has notified you in writing.  However, nothing herein shall affect or limit the right and ability of the Fund to accept Deposit Securities and related Cash Components.

1.2           You agree to use your best efforts to solicit orders for the sale of Creation Unit aggregations of Shares authorized for issue at a price based on the applicable net asset value in accordance with the Fund’s Registration Statement.  It is contemplated that you will enter into Participant Agreements with Authorized Participants for the creation and redemption of Creation Unit aggregations of Shares.  Each Authorized Participant shall be, except as expressly permitted pursuant to the terms of the Participant Agreement, (i) a registered broker/dealer, (ii) eligible and authorized to participate in The Depositary Trust Company direct registration system, and (iii) in good standing with the Financial Industry Regulatory Authority (“FINRA”).  Each Participant Agreement will include such terms and conditions as you deem necessary or appropriate from time to time.

1.3           You shall act as distributor of Creation Unit aggregations of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Commission, any securities association or national securities exchange registered under the Securities Exchange Act of 1934, as amended (“1934 Act”), and all other federal and state laws, rules and regulations governing the issue, distribution and sale of the Shares, as applicable.

1.4           You shall deliver a copy of the then current Prospectus to purchasers of Creation Unit aggregations of Shares in accordance with all rules and regulations made or adopted pursuant to the 1933 Act, the 1940 Act, FINRA, and any national securities exchange on which Shares may be listed.    You shall use commercially reasonable efforts to fulfill all direct requests for Registration Statements and periodic fund reports.  In addition, you will use commercially reasonable efforts to provide any national securities exchange on which Shares may be listed with copies of Prospectuses or summary prospectuses to be provided to purchasers in the secondary market.  You will use commercially reasonable efforts to make it known in the brokerage community that Registration Statements are available, including (i) on behalf of member firms, advising any national securities exchange on which Shares may be listed of such availability, (ii) making such availability disclosure in all marketing and advertising materials prepared and/or filed by you with FINRA, and (iii) as may otherwise be required by the Commission.

1.5           You shall accept orders for the purchase or redemption of Creation Unit aggregations of Shares only to the extent such orders are actually received and not in excess of such orders, and you will not avail yourself of any opportunity of making a profit by expediting or withholding orders. You shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

1.6           You shall review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with FINRA when necessary or appropriate.  All such sales and marketing materials must be approved, in writing, by you prior to use.

1.7           The Fund agrees to create, issue, and redeem Creation Unit aggregations of Shares in accordance with the procedures described in the Registration Statement.  The Fund agrees to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Registration Statement in such amounts as you have requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Fund of the requisite Shares, Deposit Securities, and Cash Component, as applicable and together with any fees, and acceptance of such order, upon the terms described in the Registration Statement.

1.8           Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund’s officers may decline to accept any orders for, or make any sales of, any Creation Unit aggregations of Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

1.9           The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act and 1940 Act, and all expenses in connection with maintaining facilities for the issue and transfer of Creation Unit aggregations of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund’s Registration Statements for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

1.10        You shall pay all expenses connected with your own qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

1.11        The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund’s officers, shall be true and correct.  The Fund also shall furnish you upon request with copies of all information, financial statements and other papers which you may reasonably request for use in connection with the distribution of Creation Unit aggregations of Shares.

1.12        The Fund represents to you that all Registration Statements filed by the Fund with the Commission under the 1933 Act and under the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Commission thereunder.  The Fund represents and warrants to you that any Registration Statement, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements thereto as, in the light of future developments, may, in the opinion of the Fund’s counsel, be necessary or advisable.  If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund’s securities until such amendments are made.  The Fund shall not file any amendment to any Registration Statement or supplement thereto without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund’s right to file at any time such amendments to any Registration Statement or supplement thereto, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

1.13        The Fund authorizes you to use any Registration Statement in the form furnished to you, from time to time, in connection with the sale of Creation Unit aggregations of Shares.  The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements thereof not misleading; provided, however, that the Fund’s agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof.  The Fund’s agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter addressed to the Fund at its address set forth in the Registration Statement within ten days after the summons or other first legal process shall have been served.  The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this paragraph 1.13.  The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you.  In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them.  The Fund’s indemnification agreement contained in this paragraph 1.13 and the Fund’s representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Creation Unit aggregations of Shares.  This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors.  The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue, distribution, or sale of Shares.

1.14        You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund’s Registration Statement and used in the answers to any of the items of the Registration Statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading.  Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter addressed to you at your address set forth in the Registration Statement within ten days after the summons or other first legal process shall have been served.  You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.  The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.14.  This agreement of indemnity will inure exclusively to the Fund’s benefit, to the benefit of the Fund’s officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors.

You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue, distribution, or sale of Shares.

1.15        No Creation Unit aggregations of Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Creation Unit aggregations of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Registration Statement as required by Section 10 of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.15 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase any Creation Unit aggregations of Shares from any Authorized Participant in accordance with the provisions of the Fund’s Registration Statement, charter documents, or the provisions of the Participant Agreement consented to by the Fund.

1.16        The Fund agrees to advise you immediately in writing:

(a)            of any request by the Commission for amendments to the Registration Statement then in effect or for additional information;

(b)           in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(c)            of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement then in effect or which requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

(d)           of all actions of the Commission with respect to any amendments to any Registration Statement which may from time to time be filed with the Commission.

1.17        You represent and warrant that, to the extent required by applicable law, you have adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and FINRA Rule 3310.  Notwithstanding the foregoing, the Fund acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR Part 103.

1.18        If the Fund adopts any distribution and/or shareholder servicing plan(s) pursuant to Rule 12b-1 under the 1940 Act (the “Plan”), you shall enter into selling and/or investor servicing agreements (“Sales and Investor Services Agreements”) with various broker-dealers and any other financial institution exempt under federal or state securities laws from registration as a broker or dealer authorized by BNY Mellon ETF Investment Adviser LLC (“Adviser”), consistent with applicable law and the Registration Statement, to sell Shares and provide services to shareholders.  You shall administer on behalf of the Fund any Plan(s) adopted by the Fund under Rule 12b-1.  You shall, at your own expense, set up and maintain a system of recording payments of fees and reimbursement of expenses disseminated pursuant to this agreement and other agreements related to any such Plan(s) and, pursuant to the 1940 Act, report such payment activity to the Fund at least quarterly.  You shall receive from the Fund all distribution and shareholder servicing fees, as applicable, at the rate and to the extent payable under the terms and conditions set forth in any Plan(s) adopted by the Fund, as such Plan(s) may be amended from time to time, and subject to any further limitations on such fees as the Board of the Fund may impose.  You shall pay, from the fees received from the Fund pursuant to any such Plan(s), all fees and make reimbursement of all expenses, pursuant to and in accordance with such Plan(s) and any and all Sales and Investor Services Agreements.  In no event shall you pay any fees pursuant to any such Plan(s) until you have received payment of such fees from the Fund or the Adviser.

2.              Compensation

You shall be entitled to no compensation or reimbursement of expenses from the Fund for the services provided by you pursuant to this agreement so long as the Adviser or one of its affiliates is acting as investment adviser to the Fund and you are receiving compensation from the Adviser or its affiliate related to your services hereunder or for additional services as may be agreed to between the Adviser and you.  To the extent that the Fund has provided notice to, or received notice from, the Adviser whereby the Adviser will no longer be acting as investment adviser for the Fund, the Fund shall promptly notify you and the Fund agrees to pay for the services hereunder, at the rates agreed to by the Fund and you, effective starting with the date of the Adviser’s termination.  Notwithstanding anything in this agreement to the contrary, you and your affiliates may receive compensation or reimbursement from the Fund or the Adviser or its affiliates with respect to any services not included under this agreement, as may be agreed upon by the parties from time to time.

3.              Term

This agreement shall continue until the date (the “Reapproval Date”) set forth on Exhibit A hereto, and thereafter shall continue automatically for successive annual periods ending on the day (the “Reapproval Day”) of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund’s Board or (ii) vote of a majority (as defined in the 1940 Act) of the Shares of the Fund, provided that in either event its continuance also is approved by a majority of the Board members who are not “interested persons” (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This agreement is terminable without penalty, on 60 days’ notice, (a) by vote of holders of a majority of the Fund’s outstanding voting securities, or (b) by the Fund’s Board as to the Fund, or (c) by you.  This agreement also will terminate automatically, as to the Fund, in the event of its assignment (as defined in said Act).

4.              Miscellaneous

4.1       The Fund recognizes that from time to time your directors, officers and employees may serve as trustees, directors, partners, officers and employees of other business trusts, corporations, partnerships, or other entities (including other investment companies) and that such other entities may include the name “BNY Mellon” as part of their name, and that your corporation or its affiliates may enter into distribution or other agreements with such other entities.  If you cease to act as the distributor of the Fund’s Shares or if the Adviser ceases to act as the Fund’s investment adviser, the Fund agrees that, at the request of the Adviser, the Fund will take all necessary action to change the name of the Fund to a name not including “BNY Mellon” in any form or combination of words.

4.2       This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund.  The obligations of this agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

Very truly yours,

FUNDS LISTED ON EXHIBIT A HERETO

By: /s/Sarah Kelleher
      Name:  Sarah Kelleher

      Title:    Secretary

Accepted:

BNY MELLON SECURITIES CORPORATION

By:/s/Kenneth J. Bradle
      Name:  Kenneth J. Bradle

      Title:  President

EXHIBIT A

Fund	Series	Reapproval Date	Reapproval Day
BNY Mellon ETF Trust	BNY Mellon US Large Cap Core Equity ET	March 2, 2022	March 2nd
	BNY Mellon US Mid Cap Core Equity ETF	March 2, 2022	March 2nd
	BNY Mellon US Small Cap Core Equity ETF	March 2, 2022	March 2nd
	BNY Mellon International Equity ETF	March 2, 2022	March 2nd
	BNY Mellon Emerging Markets Equity ETF	March 2, 2022	March 2
	BNY Mellon Core Bond ETF	March 2, 2022	March 2nd
	BNY Mellon Short Duration Corporate Bond ETF	March 2, 2022	March 2nd
	BNY Mellon High Yield Beta ETF	March 2, 2022	March 2nd